Exhibit 99.1

Merrill Lynch Banking and Financial Services Investor Conference Hudson City Bancorp, Inc. N O V E M B E R 1 4 , 2 0 0 7 B U I L D I N G F R O M S T R E N G T H

Forward-Looking Statements This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) Hudson City Bancorp, Inc.'s ("Hudson City" or "HCBK") plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (ii) other statements identified by words such as "may", "believe", "expect", "anticipate", "should", "plan", "estimate", "predict", "continue", "potential", or words of similar meaning. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Hudson City's 2006 Annual Report on Form 10-K and the September 30, 2007 form 10-Q filed with the Securities and Exchange Commission and are available at the SEC's Internet site (http://www.sec.gov) or through our Internet site (http://www.hcbk.com). Any or all of the forward-looking statements in this presentation and in any other public statements made by Hudson City may turn out to be wrong. They can be affected by inaccurate assumptions Hudson City might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed, Hudson City does not intend to update any of the forward-looking statements after the date of this presentation or to conform these statements to actual events.

Strategic Review Introduction A N D

Overview Increased number of branches by 31% since January 2006 to 118 branch locations : 91 in New Jersey, 21 in New York and 6 in Connecticut (5 committed for 2008) "First-step" conversion in July 1999, selling 47% and raising $541 million and completed "second-step" conversion on June 7, 2005 raising $3.9 billion Third-largest thrift based on a market capitalization of $7.7 billion with assets over $42 billion Since December 31, 1999: Grown assets, deposits, and EPS by 397%, 119% and 247%1 Stock price has appreciated 886% as of September 30, 2007 Reflects change in total assets and total deposits from December 31, 1999 to September 30, 2007 and change in EPS from full year 2000 to September 30, 2007

Operating Model Simple, consistent operating model Originate and purchase single family mortgage loans A jumbo originator and purchaser Retain all loans originated and purchased Outstanding credit quality Multiple mortgage loan distribution channels Retail (our own agents and extensive branch network ) Retail (mortgage brokers and bankers) Wholesale (geographic diversity)

Operating Model Industry-leading operating efficiency ratio of 25% Fund lending and investing activities with retail deposits and borrowings Compete on the basis of effective customer service and attractive pricing Focused operations, portfolio lending strategy, and low employee turnover contribute to superior customer service

Strategy: Focused Growth Continue strategy of internally-generated growth Increase mortgage originations and purchases Pursue branch expansion in existing and adjacent markets with similar demographics Capitalize on merger-related market disruption, particularly due to the acquisition of traditional thrifts Ability to target both high- and moderate-income customers facilitates expansion

What We DON'T Do... Subprime Negative Amortization Loans Option Arms

Growth in Desirable Markets We Have Branches Located in 9 of the Top 50 Counties in the U.S. in Terms of Median Household Income COUNTY HHI Rank Morris, NJ 6 Somerset, NJ 8 Putnam, NY 9 Rockland, NY 17 Fairfield, CT 30 Westchester, NY 31 Suffolk, NY 37 Bergen, NJ 41 Monmouth, NJ 48 Source: SNL DataSource.

Long Island: Southold November 2004 $153.2 Hampton Bays April 2005 46.4 Southampton August 2005 55.2 Riverhead October 2005 126.9 West Hampton July 2006 23.6 Greenport August 2007 6.2 411.5 Staten Island: 1591 Richmond Rd. August 2005 50.4 2220 Forest Ave. August 2005 48.3 Midland Beach March 2006 55.2 Great Kills December 2006 52.9 206.8 Total Long Island/Staten Island $618.3 Strong Growth in New Markets Hudson City Has Generated Robust Deposit Growth Since Entering Long Island in 2004 and Staten Island in 2005 Deposit Growth of New York De Novo Branches ($ in millions as of September 30, 2007) (Annualized growth rate of 78% for 2007)

Financial Review Hudson City's

(1) Source: SNL DataSource Industry-Leading Operational Efficiency Hudson City ranked #1 in efficiency ratio among the 50 largest banks and thrifts by assets as of September 30, 2007(1) $124 million in average deposits per branch at September 30, 2007 at December 31 Efficiency Ratio

Winning Formula = High Efficiency + Conservative Credit Underwriting Competitive Pricing + Profit

Efficiency Source: Forbes Magazine; November 2007

Credit Quality Source: Forbes Magazine; November 2007

Insider Ownership Institutional Ownership Non-Institutional Ownership HCBK Ownership 0.11 0.68 0.21 HCBK Ownership Breakdown Institutional Investors Individual Investors Insider Ownership* * Includes Beneficial Ownership of Directors and Executives Officers plus the ESOP Source: NASDAQ Online June 2007

Superior Stock Price Performance Stock Price Range Since First Step Conversion Source: SNL DataSource Thrifts: +122% S&P 500: +10% Second-step 6/7/2005 $1.56 DJIA: +24% $15.38 9/28/07 Indexed Price HCBK: +886%

Top Thrifts - Stock Price Performance Comparison September 29, 2006 - September 28, 2007 Source: SNL DataSource.

Hudson City Named One of America's Best Big Companies The companies were selected "after a thorough review of financial metrics, Wall Street forecasts, corporate governance ratings and other public information" Of the eighteen banks named to the Platinum 400 list, Hudson City yielded the best investment performance with an average 5-year total return of 30.7% per year

March 12, 2007 Dear Mr. Hermance: "On behalf of Standard & Poor's and the S&P 500 Index Committee, I would like to welcome Hudson City Bancorp Inc. to the S&P 500."

Hudson City Ranked #2, Among Banks, for 5-Year Performance Reprinted by permission of The Wall Street Journal, Copyright (c) 2007 Dow Jones & Company, Inc. All Rights Reserved Worldwide. License number 1438860976630. Dow Jones & Company's permission to reproduce this article does not constitute or imply that Dow Jones sponsors or endorses any product, service, company, organization, security or specific investment.

How Does Hudson City Compare to the Dow Jones and S&P 500?

Hudson City Bancorp, Inc. Merrill Lynch Banking and Financial Services Investor Conference N O V E M B E R 1 4 , 2 0 0 7